MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS OF MSHIFT, INC.

MShift, Inc.
1908 Thomes Ave, Cheyenne, WY 82001
Tel. (510) 933-5901 | Email: info@mshift.com
www.mshift.com

June 9, 2026
10:15 a.m. Pacific Time
via Telephonic Conference

The following are the minutes of the meeting of the Board of Directors (the "Board") of MShift, Inc., a Wyoming corporation (the "Company"), held at the above time via telephonic conference pursuant to notice duly given to all members of the Board. Present at the meeting were directors Scott Moeller and Xiaomeng Zhou, representing all of the members of the Board. All participants could hear and be clearly heard.

Mr. Moeller called the meeting to order. Mr. Moeller led the Board in a review and discussion of American CryptoFed Constitution. After discussion by the Board, and upon motion duly made and seconded, it was

RESOLVED, the matter of American CryptoFed Constitution is hereby ratified, approved, and confirmed, in all respects.

There being no further business, the meeting was duly adjourned at 10:22 a.m. Pacific Time.

/s/ Scott Moeller
Name: Scott Moeller
Title: CEO / Director of the Board
scott.moeller@mshift.com

/s/ Xiaomeng Zhou
Name: Xiaomeng Zhou
Title: COO / Director of the Board
xmzhou@mshift.com